UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2005

COPANO ENERGY, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 -12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 -2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 -4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 6, 2006, Copano Energy, L.L.C. issued a press release regarding its financial results for the quarter and year ended December 31, 2005, and on March 7, 2006, will hold a webcast conference call discussing those results. A copy of the earnings press release is filed as Exhibit 99.1 to this report, which is hereby incorporated by reference into this Item 2.02. The webcast conference call will be available for replay on Copano Energy, L.L.C.’s website at www.copanoenergy.com. The conference call will be archived on our website for 90 days.

Our earnings press release and accompanying schedules and/or the conference call discussions include the non-generally accepted accounting principles, or non-GAAP, financial measures of EBITDA, total gross margin and distributable cash flow. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP.  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flows from operating activities or any other GAAP measure of liquidity or financial performance.  We use non-GAAP financial measures as measures of our core profitability or to assess the financial performance of our assets.  We believe that investors benefit from having access to the same financial measures that our management uses in evaluating performance.

We define EBITDA as net income (loss) plus interest expense, provision for income taxes and depreciation and amortization expense.  EBITDA is used as a supplemental financial measure by management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

the ability of our assets to generate cash sufficient to pay interest costs and support indebtedness;

our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and

the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDA is also a financial measure that, with certain negotiated adjustments, is reported to our lenders and is used to compute financial covenants under our credit facility.  EBITDA should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP.  Our EBITDA may not be comparable to EBITDA or similarly titled measures of other entities, as other entities may not calculate EBITDA in the same manner as the we do.  We have reconciled EBITDA to net income and cash flows from operating activities.

We define total gross margin as revenue less cost of sales.  Cost of sales includes the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, costs we paid to third parties to transport volumes and costs we paid our affiliates to transport volumes.  Total gross margin consists of the sum of the individual segment gross margins.  We view segment gross margin as an important performance measure of the core profitability of our operations.  This measure is a key component of internal financial reporting and is used by our senior management in deciding how to allocate capital resources among business segments.  The GAAP measure most directly comparable to segment gross margin is operating income.

We define distributable cash flow as net income or loss plus: (1) depreciation and amortization expense; (2) cash distributions received from investments in unconsolidated affiliates less equity in the earnings of such unconsolidated affiliates; (3) reimbursements by  pre-IPO unitholders of certain general and administrative expenses in excess of the “G&A Cap” provided under our limited liability company agreement; (4) the subtraction of maintenance capital expenditures; and (5) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income or loss for the period.  Maintenance capital expenditures represent capital expenditures employed to replace partially or fully depreciated assets to maintain the existing operating capacity of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows.  Distributable cash flow is a significant performance metric used by senior management to compare basic cash flows generated by us (prior to the establishment of any retained cash reserves by our Board of Directors) to the cash distributions expected to be paid to unitholders.  Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.  Distributable cash flow is also an important non-GAAP financial measure for unitholders since it serves as an indicator of our success in providing a cash return on investment.  Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in quarterly distribution rates.  Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships and limited liability companies because the value of a unit of such an entity is generally determined by the unit’s yield (which in turn is based on the amount of cash distributions the entity can pay to a unitholder).  The GAAP measure most directly comparable to distributable cash flow is net income.

Item 9.01. Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

Not applicable.

(b)                                 Pro forma financial information.

Not applicable.

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Copano Energy, L.L.C. press release dated March 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: March 6, 2006	By:	/s/ Matthew J. Assiff
	Name:	Matthew J. Assiff
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Copano Energy, L.L.C. press release dated March 6, 2006